UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On January 15, 2008, Crdentia Corp. (the “Company”) obtained a $1,000,000 loan (the “Loan”) from FatBoy Capital, LP, a Delaware limited partnership (“FatBoy”) to fund working capital needs.  No equity securities, and no securities exercisable, convertible or exchangeable for equity securities, were issued in connection with the Loan.  The Loan is payable upon the earlier of (i) March 31, 2008 or (ii) the date of the closing of any refinancing of prior secured indebtedness by the Company.  The Loan bears interest at the rate of eighteen percent (18%) per annum and interest on past-due principal and past-due interest accrues at the rate of twenty-four percent (24%) per annum and is payable on demand.  The Company paid FatBoy a five percent (5%) commitment fee for the extension of the Loan.  MedCap Partners L.P. (“MedCap”) unconditionally guaranteed the Company’s obligations under the Loan.  C. Fred Toney, the Chairman of the Company’s Board of Directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap.  The Loan is evidenced by the Promissory Note filed as Exhibit 10.1 to this report on Form 8-K.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in further detail above under Item 1.01, Entry into a Material Definitive Agreement, on January 15, 2008, the Company obtained the Loan from FatBoy.  The disclosures made above regarding the Loan are incorporated herein to the extent applicable.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated January 14, 2008, issued by Crdentia Corp. to FatBoy Capital, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

January 18, 2008	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note, dated January 14, 2008, issued by Crdentia Corp. to FatBoy Capital, LP.